THOMPSON     ATLANTA               CINCINNATI                   COLUMBUS
NEW YORK
      HINE                        BRUSSELS              CLEVELAND
----------     --------------------------------------------------
DAYTON                  WASHINGTON, D.C.
----------------------------------------



                                 April 25, 2007


PC&J Performance Fund
300 Old Post Office
120 West Third Street
Dayton, Ohio 45402

     RE: PC&J PERFORMANCE FUND, FILE NOS. 2-87490 AND 811-3906

Gentlemen:
     A legal opinion (the "Legal Opinion") that we prepared was filed with Post-Effective Amendment No. 21 to the PC&J Performance Fund Registration Statement (the "Registration Statement"). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 27 to the Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.

     Very truly yours,


/s/ Thompson Hine LLP

Thompson Hine LLP